EXHIBIT 107
Calculation of Filing Fee Tables
FORM
F-3
(Form Type)
Barclays PLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $3,250,000,000.

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	4.476% Fixed- to-Floating Rate Senior Callable Notes due 2029	Rule 457(r)	$1,500,000,000.00	100%	$1,500,000,000.00	0.00015310	$229,650.00

Fees to Be Paid	Debt	5.860% Fixed- to-Floating Rate Senior Callable Notes due 2046	Rule 457(r)	$1,250,000,000.00	100%	$1,250,000,000.00	0.00015310	$191,375.00

Fees to Be Paid	Debt	Floating Rate Senior Callable Notes due 2029	Rule 457(r)	$500,000,000.00	100%	$500,000,000.00	0.00015310	$76,550.00

	Total Offering Amounts					$3,250,000,000.00		$497,575.00

	Total Fees Previously Paid							—

	Total Fee Due							$497,575.00